New Hampshire Thrift Bancshares, Inc. Announces Earnings for Third Quarter

NEWPORT, NH -- (Marketwire - October 14, 2011) - New Hampshire Thrift Bancshares, Inc. (the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the nine months ended September 30, 2011 of $6,038,630, or $0.96 per common share (assuming dilution), compared to $5,827,086, or $0.94 per common share (assuming dilution), for same period in 2010, an increase of $211,544, or 3.63%. For the three months ended September 30, 2011, the Company reported consolidated net income of $2,013,490, or $0.31 per common share (assuming dilution), compared to $2,103,116, or $0.34 per common share (assuming dilution), for the three months ended September 30, 2010.

Financial Highlights

  Total assets increased $46,167,390, or 4.64%, to $1,041,221,274 at September 30, 2011 from $995,053,884 at December 31, 2010.

  Net loans increased $29,097,734, or 4.31%, to $704,611,521 at September 30, 2011 from $675,513,787 at December 31, 2010.

  The Bank originated $195,848,403 in loans during the nine months ended September 30, 2011, compared to $219,451,274 for the same period in 2010.

  The Bank's loan servicing portfolio was $365,529,203 at September 30, 2011 compared to $370,331,523 at December 31, 2010.

  Total deposits increased $11,697,529, or 1.50%, to $789,916,646 at September 30, 2011 from $778,219,117 at December 31, 2010.

  Net interest and dividend income for the nine months ended September 30, 2011 was $21,503,077 compared to $22,290,680 for the same period in 2010. Net interest and dividend income for the three months ended September 30, 2011 was $7,158,202 compared to $7,107,400 for the same period in 2010.

  The Company earned $6,038,630, or $0.96 per common share, assuming dilution, for the nine months ended September 30, 2011, compared to $5,827,086, or $0.94 per common share, assuming dilution, for the nine months ended September 30, 2010. Net income available to common stockholders was $5,566,677 for the nine months ended September 30, 2011, compared to $5,452,086 for the same period in 2010.

  The Company's returns on average assets and average equity for the nine months ended September 30, 2011 were 0.78% and 8.43%, respectively, compared to 0.79% and 8.71%, respectively, for the same period in 2010.

Earnings Summary

Net income of $6,038,630 for the nine months ended September 30, 2011 includes a decrease of $787,603 in net interest and dividend income compared to the same period in 2010. The provision for loan losses decreased $1,036,000 to $984,000 for the nine months ended September 30, 2011 compared to $2,020,000 for the same period in 2010. Noninterest income increased $433,191, or 5.75%, to $7,969,038 for the nine months ended September 30, 2011 compared to $7,535,847 for the same period in 2010. The improvement in noninterest income reflects an increase of (i) $584,875, or 35.35%, in net gain on sales and calls of securities and (ii) $293,151, or 176.92%, in income from equity interest in Charter Holding Corp., partially offset by a decrease of (i) $125,332, or 3.18%, in customer service fees and (ii) $379,256, or 40.25%, in net gain on sales of loans. Noninterest expense increased $880,528, or 4.60%, to $20,043,162 for the nine months ended September 30, 2011 compared to $19,162,634 for the same period in 2010. This increase includes increases of (i) $845,514 in salaries and benefits which includes an increase of 7.19% in salary expense, (ii) $62,706, or 20.47%, in advertising and promotion, and (iii) a net increase of $50,849, or 3.35%, in outside and professional services, offset in part by decreases of (i) $172,456, or 22.05%, in depositors' insurance and $41,594, or 14.23%, in supplies.

Balance Sheet Summary

Total assets were $1,041,221,274 at September 30, 2011, compared to $995,053,884 at December 31, 2010, an increase of $46,167,390, or 4.64%. Securities available-for-sale increased $9,151,120, or 4.67%, to $205,135,635 at September 30, 2011 from $195,984,515 at December 31, 2010. Net unrealized gains on securities available-for-sale were $2,847,601 at September 30, 2011, compared to net unrealized losses of $317,372 at December 31, 2010. During the nine months ended September 30, 2011, the Company sold securities with a total book value of $86,208,216 for a net gain on sales of $2,239,313. During the same period, the Company purchased $26,417,150 of other bonds and debentures and $99,287,263 of mortgage-backed securities.

Net loans held in portfolio increased $29,097,734, or 4.31%, to $704,611,521 at September 30, 2011, from $675,513,787 at December 31, 2010. The allowance for loan losses decreased $159,607 to $9,704,297 at September 30, 2011, from $9,863,904 at December 31, 2010. The change in the allowance for loan losses is the net of provisions of $984,000, charge-offs of $1,366,357, and recoveries of $222,750. As a percentage of total loans, non-performing loans increased from 1.45% at December 31, 2010 to 1.66% at September 30, 2011. Total loan production for the nine months ended September 30, 2011 was $195,848,403 compared to $219,451,274 for the same period in 2010.

Total deposits increased $11,697,529, or 1.50%, to $789,916,646 at September 30, 2011 from $778,219,117 at December 31, 2010. Advances from the Federal Home Loan Bank increased $20,006,096, or 26.34%, from $75,959,361 at December 31, 2010 to $95,965,457 at September 30, 2011.

Stockholders' equity of $107,762,827 resulted in a book value of $15.20 per common share at September 30, 2011 based on 5,773,772 shares of common stock outstanding as of that date, an increase of $0.94, or 6.59%, per common share, compared to $14.26 at December 31, 2010. As previously announced, a regular quarterly dividend of $0.13 per share is payable on October 28, 2011 to stockholders of record of October 21, 2011. The Bank remains well-capitalized with a Tier I (Core) Capital ratio of 9.42% at September 30, 2011.

Other Recent Events

On August 29, 2011, the Company announced that it received $20.0 million from the Small Business Lending Fund ("SBLF"). The SBLF is the U.S. Department of the Treasury's (the "Treasury") effort to bring Main Street banks and small businesses together to help create jobs and promote economic growth in local communities. The Company used $10.0 million of the SBLF proceeds to repurchase approximately $10.0 million of outstanding preferred shares issued under the Treasury's Capital Purchase Program.

On October 11, 2011, the Company announced it had entered an agreement to acquire McCrillis & Eldredge Insurance, Inc., ("McCrillis & Eldredge") of Newport, New Hampshire. McCrillis & Eldredge is a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products, including life, health, auto, and homeowner insurances. As a division of the Bank, the agency will operate under the name McCrillis & Eldredge Insurance. The transaction is expected to close by mid-November.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the parent company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank providing a wide range of banking and financial services through twenty-eight offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire and central Vermont. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $1.0 billion.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights

                              For the three months    For the nine months
                               ended September 30,     ended September 30,
                                2011        2010        2011        2010
                             ----------  ----------  ----------  ----------
Net Income                   $2,013,490  $2,103,116  $6,038,630  $5,827,086

Per Share Data:
  Basic Earnings             $     0.31  $     0.34  $     0.96  $     0.94
  Diluted Earnings(1)              0.31        0.34        0.96        0.94
  Dividends Paid                   0.13        0.13        0.39        0.39
  Dividend Payout Ratio           41.94%      38.24%      40.63%      41.49%

                               As of September 30, 2011   December 31, 2010
                                     ------------------  ------------------
  Total Assets                       $    1,041,221,274  $      995,053,884
  Total Securities(2)                       212,750,235         203,599,115
  Loans, Net                                704,611,521         675,513,787
  Total Deposits                            789,916,646         778,219,117
  Federal Home Loan Bank Advances            95,965,457          75,959,361
  Stockholders' Equity                      107,762,827          92,391,419
  Book Value per Common Share        $            15.20  $            14.26
  Common Shares Outstanding                   5,773,772           5,773,772

  Tier I (Core) Capital                            9.42%               8.28%

  Return on Average Assets                         0.78%               0.79%
  Return on Average Equity                         8.43%               8.71%

  Number of Branch Locations                         28                  28
(1)  Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents.
(2)  Includes available-for-sale securities shown at fair value, held-to-
     maturity securities at cost and Federal Home Loan Bank stock at cost.

                   New Hampshire Thrift Bancshares, Inc.
                        Consolidated Balance Sheets

                                              September 30,   December 31,
                                                  2011            2010
                                             --------------  --------------
ASSETS                                         (unaudited)
  Cash and due from banks                    $   18,476,349  $   21,512,894
  Federal Reserve overnight deposit              12,700,000      11,700,000
                                             --------------  --------------
      Total cash and cash equivalents            31,176,349      33,212,894
  Securities available-for-sale                 205,135,635     195,984,515
  Federal Home Loan Bank stock                    7,614,600       7,614,600
  Loans held-for-sale                             5,287,637       5,887,141
  Loans receivable, net                         704,611,521     675,513,787
  Accrued interest receivable                     2,818,504       2,986,348
  Bank premises and equipment, net               16,572,788      16,671,896
  Investments in real estate                      3,476,134       3,550,427
  Other real estate owned                         1,045,795          75,000
  Goodwill and other intangible assets           28,527,579      28,843,609
  Investment in partially owned Charter
   Holding Corp., at equity                       5,336,267       4,898,869
  Bank-owned life insurance                      13,204,655      10,358,288
  Other assets                                   16,413,810       9,456,510
                                             --------------  --------------
    Total assets                             $1,041,221,274  $  995,053,884
                                             ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
    Noninterest-bearing                      $   65,410,696  $   53,265,124
    Interest-bearing                            724,505,950     724,953,993
                                             --------------  --------------
    Total deposits                              789,916,646     778,219,117
  Federal Home Loan Bank advances                95,965,457      75,959,361
  Securities sold under agreements to
   repurchase                                    13,001,824      16,165,074
  Subordinated debentures                        20,620,000      20,620,000
  Accrued expenses and other liabilities         13,954,520      11,698,913
                                             --------------  --------------
    Total liabilities                           933,458,447     902,662,465
                                             --------------  --------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized:
      Series B, 20,000 shares issued and
       outstanding at September 30, 2011 and
       no shares issued and outstanding at
       December 31, 2010                                200               -
      Series A, no shares issued and
       outstanding at September 30, 2011 and
       10,000 shares issued and outstanding
       at December 31, 2010                               -             100
  Common stock, $.01 par value, per share:
   10,000,000 shares authorized, 6,234,051
   shares issued and 5,773,772 shares
   outstanding as of September 30, 2011 and
   December 31, 2010                                 62,341          62,341
  Warrants                                           85,020          85,020
  Paid-in capital                                65,973,227      55,920,664
  Retained earnings                              49,346,040      46,000,732
  Accumulated other comprehensive loss             (553,278)     (2,526,715)
  Treasury stock, at cost, 460,279 shares as
   of September 30, 2011 and December 31,
   2010                                          (7,150,723)     (7,150,723)
                                             --------------  --------------
    Total stockholders' equity                  107,762,827      92,391,419
                                             --------------  --------------
    Total liabilities and stockholders'
     equity                                  $1,041,221,274  $  995,053,884
                                             ==============  ==============

                   New Hampshire Thrift Bancshares, Inc.
                     Consolidated Statements of Income
                                (Unaudited)

                             Three Months Ended        Nine months Ended
                                September 30,            September 30,
                              2011        2010         2011         2010
                           ----------  ----------  -----------  -----------
Interest and dividend
 income

Interest and fees on loans $7,947,275  $8,006,884  $23,796,763  $24,184,173
  Interest on debt
   investments:
    Taxable                 1,153,990   1,584,995    3,611,883    5,380,932
  Dividends                     9,175       4,034       28,864       12,964
  Other                       225,316      11,638      679,353       37,942
                           ----------  ----------  -----------  -----------
Total interest and
 dividend income            9,335,756   9,607,551   28,116,863   29,616,011
                           ----------  ----------  -----------  -----------

Interest expense
  Interest on deposits      1,465,659   1,694,495    4,410,853    5,010,347
  Interest on advances and
   other borrowed money       711,895     805,656    2,202,933    2,314,984
                           ----------  ----------  -----------  -----------
Total interest expense      2,177,554   2,500,151    6,613,786    7,325,331
                           ----------  ----------  -----------  -----------

Net interest and dividend
 income                     7,158,202   7,107,400   21,503,077   22,290,680

Provision for loan losses     574,000     475,000      984,000    2,020,000
                           ----------  ----------  -----------  -----------

Net interest and dividend
 income after provision
 for loan losses            6,584,202   6,632,400   20,519,077   20,270,680
                           ----------  ----------  -----------  -----------

Noninterest income
  Customer service fees     1,348,195   1,313,957    3,813,295    3,938,627
  Net gain on sales of
   loans                      133,017     362,939      562,942      942,198
  Gain on sales of
   securities, net            929,822   1,216,008    2,239,313    1,654,438
  Gain on sales of other
   real estate and
   property owned, net         17,918       6,006       27,281       45,362
  Rental income               210,230     178,718      551,070      518,447
  Income from equity
   interest in Charter
   Holding Corp.              123,513      41,124      458,847      165,696
  Brokerage service income        901         649        2,028        1,828
  Bank owned life
   insurance income           110,311      89,791      314,262      269,251
                           ----------  ----------  -----------  -----------
Total noninterest income    2,873,907   3,209,192    7,969,038    7,535,847
                           ----------  ----------  -----------  -----------

Noninterest expenses
  Salaries and employee
   benefits                 3,691,043   3,434,991   10,525,090    9,679,576
  Occupancy expenses          880,639     885,876    2,849,738    2,829,112
  Advertising and
   promotion                  111,017      91,418      369,076      306,370
  Depositors' insurance       (27,409)    257,423      609,529      781,985
  Outside services            266,033     249,034      762,596      783,862
  Professional services       230,158     276,961      807,733      735,618
  ATM processing fees         106,799     141,233      363,248      395,741
  Supplies                     85,326     100,031      250,753      292,347
  Mortgage servicing
   income, net of
   amortization of
   mortgage servicing
   rights                     (66,873)    (21,880)    (128,187)    (101,705)
  Other expenses            1,477,312   1,247,179    3,633,586    3,459,728
                           ----------  ----------  -----------  -----------
Total noninterest expenses  6,754,045   6,662,266   20,043,162   19,162,634
                           ----------  ----------  -----------  -----------

Income before provision
 for income taxes           2,704,064   3,179,326    8,444,953    8,643,893

Provision for income taxes    690,574   1,076,210    2,406,323    2,816,807
                           ----------  ----------  -----------  -----------

Net income                 $2,013,490  $2,103,116  $ 6,038,630  $ 5,827,086
                           ----------  ----------  -----------  -----------
Net income available to
 common stockholders       $1,799,626  $1,978,115  $ 5,566,677  $ 5,452,086
                           ----------  ----------  -----------  -----------

For additional information contact:
Laura Jacobi
Senior Vice President
Chief Financial Officer
603-863-0886